SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 10, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

           DELAWARE                                     04-3483032
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)
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ITEM 5.  REGULATION FD DISCLOSURE

In regard to the announcement on December 9, 2002 of a bankruptcy filing by UAL Corp., the parent of United Airlines, John Hancock Financial Services, Inc. (the "Company") reports the par amount of its exposure to UAL Corp. and certain of its affiliates at approximately $321 million. The Company currently expects to take a fourth quarter pre-tax credit impairment of approximately $95 million. This amount includes $10 million of impairment previously anticipated prior to the bankruptcy filing. The total impact on after-tax Net Income will be approximately $54 million.

The Company confirms its previously issued guidance for net operating income growth of 5-9% for 2002. The Company also confirms its previously issued guidance for 2003 of net operating earnings per share growth of 7%-11%, subject to the expectations and assumptions stated together with the issuance of such guidance set forth in the Company's earnings release issued on October 31, 2002.

Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the Company's operations and financial results, the markets for the Company's products, the future development of the Company's business, and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the Company.

Future events and their effects on the Company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the Company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The Company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:  December 10, 2002             By:  /s/ Wayne A. Budd
                                          ----------------------------
                                          Wayne A. Budd
                                          Executive Vice President and
                                          General Counsel